EXHIBIT 10.1

Media Agency of Record Agreement

This Media Agency Agreement is made as of this 21 st day of October, 2009, by and between Cartel Media Group, 500 N. Rainbow, Suite 300, Las Vegas, NV  80107; (referred to herein as the "Agency"), and Total Nutraceutical Solutions, a Nevada Corporation, 80 Columbia Street, Stevenson, WA 98648 (referred to herein as the "Client").  The Parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

WHEREAS, the Client is in the nutraceutical industry and is a fully reporting company whose stock is traded on Over-the-Counter Bulletin Board under the ticker symbol "TNUS"; and

WHEREAS, the Agency is in the business of working with other independent contractors to build brand awareness campaigns for corporations and their products;

WHEREAS, the Client wishes to retain the Agency as their exclusive independent contractor to help the Client build brand awareness for their Company and products; and

IT IS, THEREFORE agreed that:

1.  Services.

The Client shall retain the Agency to provide assistance in building brand awareness for the products it sells through its internet website.  Additionally, the Agency will assist the Company   in brand development and defining business strategies.  Without limiting the generality of the foregoing, the Agency will also assist the Client in developing and assisting in matters of developing brand strategies and discussions pertaining thereof.  The Agency will execute and/or oversee the research, planning, pricing, creative development, tracking and deployment of ALL online and telecom advertising projects needed to promote Client products and services.  Under this Media Agency Agreement, the Agency, subject to prior approval, has the authority hire independent sub-contractors, purchase and place media on the Client’s behalf, as well as receive compensation as outlined below.

The Client understands that any and all suggestions, opinions or advice given to the Client by the Agency are advisory and the ultimate responsibility, liability and decision regarding any action(s) taken lies solely with the Client and not with the Agency.

2.  Specific Services To Be Provided.

The following services will be provided to Client by Agency:

a)

Familiarize ourselves through research with Client objectives and philosophies; the Client’s products, services and markets; and their corporate and marketing strategies.

b)

Provide website hosting and online tracking software services for all Client online and telecom marketing initiatives.

c)

Exclusively negotiate all media/product placement agreements with online affiliate networks participating in Client programs.

d)

Help define and develop marketing objectives.  Create communications plans and estimates based on those objectives.

e)

Provide all creative, production and media services to develop advertisements, as agreed to by the Client.  Arrange for outside purchases such as photography,   printing, illustration, voice over scripting/production, video production, etc., as   needed.

f)

Provide continuous account service and consultation to ensure proper completion of projects.

g)

Coordinate all media projects, providing budget information and maintaining good relations with media representatives.

h)

Bring to the Client’s attention any special media opportunities.

3.  Standards of Quality.

The Agency agrees to work with the Client toward a common goal of creating professional advertising/brand awareness projects that maintain a high level of quality.  To ensure this, the Parties agree to the following:

a)

The Agency will handle the planning and creative work on all advertising  projects, as well as coordination and follow-through to completion.  This   includes media placement, outside vendor purchases and billing. The Agency will also address all computer software/hardware issues, production guidelines, media buying and layout procedures.

b)

Client's internal staff is required to review, provide creative direction and approve all Agency programs being conducted on Client's behalf.

4.  Training Resource.

The Client agrees to use the Agency as an ongoing resource for training services related to industry-specific software, hardware and production issues.  This ensures the compatibility of the Client’s internal technical, operational and marketing procedures with the Agency and other industry professionals/affiliate networks .

5.  Approval for Work Performed.

The Agency will submit all plans for advertising campaigns, copy, layouts, artwork, storyboards, voiceovers, scripts, and media schedules to the Client for approval, along with written estimates when requested.  The Client may request changes or cancellations, provided they are within the agency’s and/or its service providers contractual obligations.

6.  Agency Compensation.

There is an initial agency fee of $30,000 to be paid to cover the hard costs associated with the Agency’s services.

Additionally, the Agency shall receive a 17.5% commission to be paid to the Agency based upon gross revenue generated from ninety (90) days of internet product sales by the Client from monthly new product sales and existing auto bill customers that were generated from   Agency/Client agreed upon advertising and   customer acquisition programs.  The ninety (90)  period commences on the first of the month after the initial agency fee has been paid.  In other   words, if the initial agency fee is paid on October 20, 2009, this Agreement commences on   November 1, 2009.  The Client will make best efforts to pay the initial agency fee at least ten   (10) days before the first of the month.

The Client recognizes that Agency will be required to hire subcontractors and other independent contractors to complete the services outlined in this Media Agency Agreement.  The Client is not responsible to pay any subcontractors or independent contractors hired by the Agency.  It is the Agency’s sole responsibility to pay any sub-contracted services from the fees the Agency receives from this Media Agency of Record Agreement.

If new advertising programs are created and deployed with different standardized pricing structures, Agency compensation will be agreed to by both parties in writing before   deployment.

7.  Invoicing and Terms.

The Agency will invoice the Client at the end of ninety (90) days, with an amount due and payable NET 30 based on compensation as outlined in Section 6.  Any Agency invoice not paid within seven (7) days of such billing is subject to a 1.5% monthly interest charge.  The Agency reserves the right to use any and all means of collection available under applicable law to collect   any amount past due.

8.  Auditing Rights.

Agency shall have the right to hire a 3rd party auditing firm to audit Client's accounting procedures and books with 72-hours notice to client.  Client agrees to cooperate with auditing firm at a location agreed to by both parties.

9.  Exclusivity.

The Client agrees to offer an exclusive relationship to the Agency, in building brand awareness for its products.  This means that the Client will not work with other companies offering competing media agency of record services or products without written permission from the   Agency through the termination date of the this Agreement.  This exclusivity clause will remain in effect as long as this Agreement is in place.

10.  Timely Review by Client.

IF DOCUMENTS OR MATERIALS ARE NOT RETURNED TO THE AGENCY , CORRECTLY EXECUTED IN A TIMELY MANNER, THE AGENCY WILL NOT GUARANTEE THAT THE DOCUMENTS WILL BE ACCEPTED BY THE AGENCY OR RECEIVE PRORITY TREATMENT UPON THEIR RETURN.

11.  Independent Contractor Status.

The Agency shall perform its services under this Agreement as an independent contractor and not as an employee of Client or an affiliate thereof.  It is expressly understood and agreed to by the parties hereto that the Agency shall have no authority to act for, represent or bind Client or any affiliate thereof in any manner, except as provided for expressly in this Agreement or in writing by Client.

12.  Disclaimer.

EXCEPT AS OTHERWISE STATED HEREIN, EACH PARTY DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CARTEL MEDIA GROUP DOES NOT REPRESENT OR WARRANT THAT THE SERVICE WILL OPERATE SECURELY, WITHOUT INTERRUPTION OR ERROR FREE. EACH PARTY ACKNOWLEDGES THAT IT HAS NOT ENTERED INTO THIS AGREEMENT IN RELIANCE UPON ANY WARRANTY OR REPRESENTATION EXCEPT THOSE SPECIFICALLY SET FORTH HEREIN. CARTEL MEDIA GROUP SHALL HAVE NO RESPONSIBILITY FOR ANY DISRUPTION OF SERVICES OR SERVER OUTAGES OR ANY FAILURE OF AGENCY'S OR ITS SERVICE PROVIDERS EMAIL SYSTEM, TRAFFIC SYSTEM, FAX SYSTEM, TELECOM SYSTEM AND/OR INTERNET ACCESS.

12.  Confidentiality.

For the purposes of this Agreement, “Confidential Information” means information about the disclosing party’s (or its suppliers’) business or activities that is proprietary or confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as “confidential” or “proprietary” and information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential, but shall not include any Leads. Confidential Information also will not include information that (i) is in the public domain, (ii) enters the public domain without breach of this Agreement, (iii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation or (iv) the receiving party knew prior to receiving such information from the disclosing party or develops independently. Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement, and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Notwithstanding the foregoing, each party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a “need-to-know” basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors. The terms and conditions of this Agreement will be deemed to be the Confidential Information of each party and, subject to the exceptions stated above, will not be disclosed without the written consent of the other party.

13.  Indemnification.

a)

Each party hereby agrees to defend, indemnify, and hold the other party and its officers, directors, shareholders, agents, employees, successors and assigns   harmless from and against any and all claims, demands, liabilities, losses,   damages, actions, judgments and expenses, including reasonable fees and   expenses of attorneys, paralegals and other professionals (the “Claims”), arising   out of, or related to any breach by such party of any material provision of this   Agreement.

b)

Agency agrees to exercise its best judgement in the preparation and placement of all advertising and publicity for the Client, with a view to avoiding claims,    suits or proceedings being made or instituted against the Client or the Agency.  It   is mutually agreed, however, that the Client will indemnify the Agency against    any loss the Agency may incur as the result of any claims, suits or proceedings   made or brought against the Agency based upon any advertising or publicity that   the Agency prepared for the Client and that the Client approved before its   publication or broadcast.

c)

The Client will also indemnify the Agency against any loss the Agency may sustain as a result of any avoiding claim, suit or proceeding made or brought   against the Agency based upon any advertising element (i.e., photographs,   artwork, etc.) that is furnished by the Client and that allegedly violates the   personal or property rights or any person if the Client approves in writing the use   of said advertising element before its publication or broadcast.

d)

The Agency shall not be held liable for the failure of media or suppliers to meet their obligations.

e)

The Agency shall not be liable for delay, or omission, or error, in any advertisement in the absence of willful fault or neglect.

f)

Nothing in this Agreement shall be deemed to require the Agency to undertake any campaign or prepare any advertising or publicity that in the Agency’s   judgement is misleading, libelous, unlawful, indecent, or otherwise prejudicial to   the Agency or the Client’s interest.

14.  Termination.

This Media Agency of Record Agreement shall terminate after ninety (90) days.  It can be

renewed, under the same terms and conditions, if mutually agreed by both parties prior to the termination of this Agreement.   See second paragraph in Section 6 for proposed commencement date.

In the event of termination, the Client will be responsible for all one time expenses and charges approved prior to termination.  The Client will be responsible for all unpaid fees owed to Agency as outlined in Section 6.

15.  Assignment.

The Client recognizes that Agency will be required to hire subcontractors and other independent contractors to complete the services outlined in this Media Agency Agreement.  The Agency cannot assign its primary responsibilities and obligations outlined in this Agreement to another Agency.  The Client is not responsible to pay any subcontractors or independent contractors hired by the Agency.  It is the Agency’s sole responsibility to pay any sub-contracted services from the fees the Agency receives from this Media Agency of Record Agreement.  Subject to the foregoing, the terms and conditions of this Agreement shall bind the parties’ successors and assigns.

16.  Notices.

All notices, authorizations and consents with respect to this Agreement shall be deemed given (i) on the day personally delivered, (ii) on the third (3rd) business day after deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, and (iii) on the business day after sent by nationally recognized overnight courier, charges prepaid, return receipt requested. All notices, authorizations and consents shall be sent to:

Cartel Media Group

500 N Rainbow, Suite 300

Las Vegas, NV  89107

Att:  Ed Heckerson

Total Nutraceutical Solutions

80 Columbia Street

Stevenson, WA  98648

Att:  Marvin S. Hausman, M.D.

17.  Miscellaneous.

In the event of any conflict between the terms of this Agreement, the terms of this Agreement shall control.  Neither party shall be liable in any way for its failure to perform hereunder, other than its failure to pay any monies due and owing hereunder, if such failure is occasioned by any of the following: war; fire; flood; interruption of transportation; embargo; accident; explosion; governmental orders, regulations, restrictions, priorities or rationing; strike, lockout or other labor problems; or any service outages, power failures, server outages or any other cause beyond the reasonable control of the non-performing party.  This Agreement, including the any applicable exhibits or other written agreements, sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement, and supersedes any prior oral or written agreement between the parties on this subject, and neither of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement, other than as expressly provided for herein, or as duly set forth subsequent to the date hereof in writing and signed by duly authorized representatives of the party to be bound thereby.  No amendment or modification to this Agreement shall be effective unless it is in writing and signed by both parties. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach of any term or provision hereof shall be settled exclusively and solely by arbitration in Clark County, State of Nevada, before a single arbitrator in accordance with the then prevailing Rules of Commercial Arbitration of the American Arbitration Association, and any award, order or judgment rendered by the arbitrator may be enforced in any court of competent jurisdiction.  The decision of the arbitrator shall be final and nonappealable. Notwithstanding the foregoing, either party may seek injunctive or other equitable relief in a court of law without proceeding through arbitration to enforce Section 10 of this Agreement. Should the Client fail to pay its account in full pursuant to the terms of this Agreement, then Agency shall be entitled to recover from Client all costs of collection from Client, and Client agrees to pay for such cost of collection. Each party acknowledges that irreparable harm would result from the breach of Section 10 and there would be no adequate remedy at law. In furtherance of the foregoing, each party hereby waives any requirement for any security for or the posting of any bond in connection with any such equitable remedy. The captions and headings of the different paragraphs of this Agreement are inserted for convenience of reference only, and are not to be taken as part of this Agreement or to control or affect the meaning, construction or effect of this Agreement. The parties acknowledge that each party hereto and its counsel has reviewed and revised this Agreement, and the rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any amendments or exhibits appended hereto, or any documents executed in connection therewith. In the event that any of the terms, conditions, or provisions of this Agreement are held to be illegal, unenforceable, or invalid by any court of competent jurisdiction, the legality, validity and enforceability of the remaining terms, conditions or provisions shall not be affected thereby. Nothing herein contained shall be construed to place the parties in a relationship of partners or joint ventures, and neither party shall have the power to obligate or bind the other in any manner whatsoever without previous written consent. In the event any dispute between the parties results in arbitration or litigation, the prevailing party in any such action shall be entitled to recover from the other, its reasonable attorneys’ fees and costs, including expert witness fees, if any. Failure by either party hereto to enforce, at any time, any term or condition of this Agreement, shall not be a waiver of that party’s right thereafter to enforce each and every term and condition of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to its conflicts of laws provisions.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties transmitting the same by facsimile transmission.  No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each individual executing this Agreement on behalf of the parties hereby represents that he or she is duly authorized to execute and deliver this Agreement on behalf of such entity, and that this Agreement is binding upon such entity in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth below.  Please sign two (2) copies of this Agency of Record Agreement.  Return one copy to the Agency as soon as possible and retain the other for your files.

Accepted and Agreed to by:

Total Nutraceutical Solutions

           Cartel Media Group

___________________________

___________________________

            (Client Signature)

(Agency Signature)

___________________________

___________________________

          (Title)

         (Title)

Date: ______________________

Date: ______________________